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EXHIBIT 99.1

LETTER OF TRANSMITTAL

Offer to Exchange

U.S. $600,000,000
6.50% Guaranteed Notes due February 1, 2005
which have been registered under
the Securities Act of 1933, as amended,
for
any and all outstanding
6.50% Guaranteed Notes due February 1, 2005

of

Petróleos Mexicanos

Pursuant to the Prospectus dated February [    ], 2003

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,]
ON MARCH [    ], 2003 (THE "EXPIRATION DATE"), UNLESS EXTENDED.
TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME,
ON MARCH [    ], 2003, UNLESS PREVIOUSLY ACCEPTED.

For questions regarding the Exchange Offer, contact the Exchange Agent:

DB Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, Tennessee 37211
 Telephone: (800) 735-7777

        The undersigned acknowledges receipt of the prospectus, dated February [    ], 2003 (the "prospectus"), of Petróleos Mexicanos ("Petróleos Mexicanos" or the "Issuer") a decentralized public entity of the Federal Government of the United Mexican States, and this letter of transmittal (this "letter"), which together constitute the offer (the "Exchange Offer") to exchange an aggregate principal amount of up to U.S. $600,000,000 6.50% Guaranteed Notes due February 1, 2005 (the "new notes") registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of the Issuer's outstanding 6.50% Guaranteed Notes due February 1, 2005 (the "old notes," and together with the new notes, the "notes").

        For each old note accepted for exchange, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. The new note will accrue interest at 6.50% per annum from February 1, 2003, the last day to which interest on old notes tendered and accepted in the Exchange Offer will be paid. In addition, until the date on which the Exchange Offer is consummated, the new notes will bear additional interest, as described in the prospectus. Interest on the new notes is payable semi-annually on February 1 and August 1 of each year, commencing on August 1, 2003, subject to the terms of the Indenture to be dated as of February 3, 2003 (the "Indenture") between the Issuer and Deutsche Bank Trust Company Americas, as Trustee (the "Trustee").

        The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        Each holder of old notes wishing to accept the Exchange Offer must complete, execute, date and deliver this letter through a computer generated message (an "Agent's Message") transmitted by means of the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC"), which Agent's Message will effect a book-entry transfer of such holder's old notes to the account maintained by the Exchange Agent at the Book-Entry Transfer Facility (the "Book-Entry Transfer Facility") of DTC. See Instruction 1.

        A holder of old notes that is not a direct participant in DTC must tender its old notes by submitting, in accordance with the procedures of the participant (including Euroclear or Clearstream, Luxembourg) through which it holds its old notes a duly completed and executed copy of this letter, and must deliver computerized instructions to such participant (including Euroclear or Clearstream, Luxembourg) for the transfer of such old notes to the Exchange Agent's account at DTC's Book-Entry Transfer Facility, in each case sufficiently in advance of the Expiration Date to allow sufficient time for such participant to arrange for the electronic submission of this letter and tender of such old notes through DTC's ATOP system on or prior to the Expiration Date. Additional copies of this letter are available at the office of the Exchange Agent specified above and at the offices of the exchange agent in Luxembourg and the Luxembourg listing agent specified in the prospectus. Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the Exchange Agent through DTC's ATOP system.

        Notwithstanding the foregoing, in the unlikely event that any old notes are represented by notes in definitive, certificated form ("certificated notes"), such certificated notes can be tendered delivering, by hand or overnight courier to the Exchange Agent at its address specified on the first page of this letter or to the exchange agent in Luxembourg at its address specified in the prospectus, such certificated notes, duly endorsed in form satisfactory to the Issuer by the holder thereof or his attorney duly authorized in writing, and a duly executed copy of this letter. Additional copies of this letter are available at the specified offices of the Exchange Agent and at the offices of the exchange agent in Luxembourg and the Luxembourg listing agent specified in the prospectus. No such tender will be effective unless received by the Exchange Agent (or by the exchange agent in Luxembourg) on or before 5:00 p.m., New York City time, on the Expiration Date.

        The undersigned has supplied the appropriate information and completed the appropriate boxes below and signed this letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

        The box below is to be filled out by all holders tendering old notes.

DESCRIPTION OF OLD NOTES

Name of Tendering Institution
Aggregate Principal Amount of Old Notes Tenmdered*

Account No.

Transaction Code No.

*	Old notes tendered hereby must be in a principal amount of U.S. $10,000 and any integral multiple thereof. See Instruction 1.

☐
CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer the aggregate principal amount of old notes indicated above. Subject to, and effective upon, the acceptance for exchange of the old notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to such old notes as are being tendered hereby.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the old notes tendered hereby and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Issuer. The undersigned hereby further represents that (i) any new notes acquired in exchange for old notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such new notes, whether or not such person is the undersigned, (ii) that neither the holder of such old notes nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer or a guarantor (as defined in the prospectus), (iii) neither the holder of such old notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes, (iv) if the holder of such old notes or any such other person is a broker-dealer, neither such holder nor such other person is engaged in or intends to engage in, a distribution of the new notes, and (v) if the holder of such old notes or such person is a broker-dealer, it will receive new notes for its own account in exchange for old notes that were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such new notes. However, by so acknowledging and by delivering a prospectus, such holder or such person will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The undersigned also acknowledges that this Exchange Offer is being made in reliance upon existing interpretations by the staff of the Securities and Exchange Commission set forth in interpretive letters issued to parties unrelated to the Issuer that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than any such holder that is an "affiliate" of the Issuer or a guarantor within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such new notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in a distribution of such new notes.

        If a holder of old notes is engaged in or intends to engage in a distribution of the new notes or has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the Exchange Offer, such holder cannot rely on the applicable interpretations of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, and any such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

        The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the old notes tendered hereby. All authority conferred or agreed to be conferred in this letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth under "The Exchange Offer—Withdrawal of Tenders" in the prospectus.

        Unless otherwise indicated herein in the box entitled "Special Issuance Instructions" below, please credit the new notes to the account indicated above maintained at the Book-Entry Transfer Facility.

        THE UNDERSIGNED, BY COMPLETING THE BOX ABOVE ENTITLED "DESCRIPTION OF OLD NOTES" AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 2 and 3)

        To be completed ONLY if new notes issued in exchange for old notes accepted for exchange are to be delivered, and old notes which are not accepted for exchange are to be returned, by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

        Credit new notes issued in exchange for old notes accepted for exchange and unexchanged old notes to the Book-Entry Transfer Facility Account set forth below.

(Book-Entry Transfer Facility

Account Number, if applicable)

        IMPORTANT: THE ELECTRONIC SUBMISSION OF THIS LETTER THROUGH DTC'S ATOP SYSTEM (TOGETHER WITH THE BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT AT ITS ACCOUNT AT DTC'S BOOK-ENTRY TRANSFER FACILITY PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS LETTER OF TRANSMITTAL
CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

  PLEASE SIGN HERE
  (TO BE COMPLETED BY ALL TENDERING HOLDERS)

Dated:	, 2003
x
x
Signature(s) of Owner Date
Area Code and Telephone Number

                If a holder is tendering any old notes, this letter must be signed by the registered holder(s) as the name(s) appear(s) on the Certificate(s) for the old notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith, including by an omnibus proxy mailed by DTC to the Issuer assigning to its participants to whose accounts the old notes are credited the right to accept the Exchange Offers. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 2.

Name(s):

(Please Type or Print)
Capacity:
Address:
(Including Zip Code)

SIGNATURE GUARANTEE
(if required by Instruction 2)

Signature(s) Guaranteed by an Eligible Institution:

(Authorized Signature)
(Title)
(Name and Firm)
Dated:	, 2003

INSTRUCTIONS

        Forming Part of the Terms and Conditions of the Offer to Exchange
6.50% Guaranteed Notes due February 1, 2005,
which have been registered under the Securities Act of 1933, as amended, for 6.50% Guaranteed Notes due February 1, 2005
of Petróleos Mexicanos

1.    Delivery of this Letter and Old Notes

        This letter is to be completed by holders of old notes wishing to exchange their old notes for new notes. In order to accept the Exchange Offer, a holder of old notes must complete, execute, date and deliver this letter (and all other required documents) prior to 5:00 p.m., New York City time, on the Expiration Date through an Agent's Message transmitted by means of DTC's ATOP system, which Agent's Message will effect a book-entry transfer of such holder's old notes to the account maintained by the Exchange Agent for purposes of the Exchange Offer at DTC's Book-Entry Transfer Facility.

        A holder of old notes that is not a direct participant in DTC must tender its old notes by submitting, in accordance with the procedures of the participant (including Euroclear or Clearstream, Luxembourg) through which it holds its old notes a duly completed and executed copy of this letter, and must deliver computerized instructions to such participant (including Euroclear or Clearstream, Luxembourg) for the transfer of such old notes to the Exchange Agent's account at DTC's Book-Entry Transfer Facility, in each case sufficiently in advance of the Expiration Date to allow sufficient time for such participant to arrange for the electronic submission of this letter and tender of such old notes through DTC's ATOP system on or prior to the Expiration Date. Additional copies of this letter are available at the office of the Exchange Agent specified above and the Luxembourg Listing Agent specified in the prospectus. Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the Exchange Agent through DTC's ATOP system.

        Notwithstanding the foregoing, in the unlikely event that any old notes are represented by certificated notes, such certificated notes can be tendered in accordance with the procedures set forth on page 3 of this letter.

        Old notes tendered hereby must be in a principal amount of U.S. $10,000 and any integral multiple thereof. See "The Exchange Offer—Procedures for Tendering Old Notes" in the prospectus.

2.    Signatures on this Letter; Bond Powers and Endorsements; Guarantee of Signatures

        If this letter is signed by the registered holder of the old notes tendered hereby (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such old notes), the signature must correspond exactly with the name appearing on the security position listing as the holder of such old notes.

        If any tendered old notes are owned of record by two or more joint owners, all such owners must sign this letter.

        When this letter is signed by the registered holder of the old notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the new notes are to be issued to a person other than the registered holder, then separate bond powers are required. Signatures on bond powers must be guaranteed by an Eligible Institution (as defined below).

        If this letter or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

        Signatures on bond powers required by this Instruction 2 must be guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an "Eligible Institution").

3.    Special Issuance and Delivery Instructions

        Tendering holders of old notes should indicate in the box entitled "Special Issuance Instructions" the account at the Book-Entry Transfer Facility to which new notes issued pursuant to the Exchange Offer are to be credited, if different from the account number appearing in the box entitled "Description of Old Notes".

4.    U.S. Backup Tax Withholding and Internal Revenue Service Form W-9

        Under the United States federal income tax laws, payments made to United States persons on account of new notes issued pursuant to the Exchange Offer may be subject to backup withholding. In order to avoid such backup withholding, a holder that is a United States person is required to complete and sign Internal Revenue Service Form W-9 (which may be obtained at the Internal Revenue Service website at www.irs.gov) and provide it to the payor. Failure to provide such holder's taxpayer identification number on such Form W-9 may subject the tendering holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service. More serious penalties may be imposed for providing false information, which, if willfully done, may result in fines and/or imprisonment. Exempt holders should indicate their exempt status on Form W-9. In order for a foreign individual to qualify as an exempt recipient, such holder must submit a properly completed appropriate Internal Revenue Service Form W-8 (which may be obtained at the Internal Revenue Service website at www.irs.gov) to the payor, signed under penalties of perjury, and must attest to that individual's exempt status.

5.    Transfer Taxes

        The Issuer will pay all transfer taxes, if any, applicable to the transfer of old notes to it or its order pursuant to the Exchange Offer. If, however, new notes and/or substitute old notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered hereby, or if tendered old notes are registered in the name of any person other than the person signing this letter, or if a transfer tax is imposed for any reason other than the transfer of old notes to the Issuer or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

        Except as provided in this Instruction 5, it is not necessary for transfer tax stamps to be affixed to the old notes specified in this letter.

6.    Waiver of Conditions

        The Issuer reserves the absolute right to waive satisfaction of any or all conditions enumerated in the prospectus.

7.    No Conditional Tenders

        No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of old notes, by execution of this letter, shall waive any right to receive notice of the acceptance of their old notes for exchange.

        Neither the Issuer, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of old notes nor shall any of them incur any liability for failure to give any such notice.

8.    Requests for Assistance or Additional Copies

        Questions relating to the procedure for tendering, as well as requests for additional copies of the prospectus and this letter, may be directed to the Exchange Agent at the address and telephone number indicated above. You may also obtain copies of the prospectus, this letter and related documents from the following:

Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1155 Luxembourg
 Telephone: (352) 42122-639
 Fax: (352) 473-136

and

Kredietbank S.A., Luxembourgeoise
43 Boulevard Royal
L-2955 Luxembourg

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  EXHIBIT 99.1
LETTER OF TRANSMITTAL